UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2011 (June 8, 2011)

Niska Gas Storage Partners LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34733 (Commission File Number)	27-1855740 (IRS Employer Identification No.)

1001 Fannin Street, Suite 2500
Houston, Texas 77002
(Address of principal executive office) (Zip Code)

(281) 404-1890
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Certain Officers; Election of Directors; appointment of certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2011, David F. Pope informed the board of directors (the “Board”) of Niska Gas Storage Partners LLC (the “Company”) that he is retiring for personal reasons as the President and Chief Executive Officer of the Company, effective July 1, 2011.

On June 8, 2011, the Board appointed Simon Dupéré, the Company’s Chief Operating Officer, 48, as Interim Chief Executive Officer and Chief Operating Officer of the Company, effective July 1, 2011.

Mr. Dupéré has served as Chief Operating Officer of the Company since September 2006. In that role, he directed all of the Company’s field and facility operations, engineering and geoscience, including the Company’s existing operations at its three gas storage facilities and its expansion and development efforts. He has 25 years of experience in the natural gas industry. Prior to joining the Company, Mr. Dupéré was the President and Chief Executive Officer at Intragaz Inc., a natural gas storage company engaged in the development and operation of two natural gas storage projects in Québec. Mr. Dupéré has a Bachelor of Science in Physics Engineering from Laval University in Québec City, Québec.

There is no arrangement or understanding between Mr. Dupéré and any other person(s) pursuant to which he was selected to be an officer of the Company. Mr. Dupéré has no family relationship with any director or executive officer of the Company or any person nominated or chosen to become a director or executive officer of the Company.

Mr. Pope will continue to serve as a director on the Company’s Board after his retirement and, as a director of the Company, Mr. Pope will be entitled to the same compensation as the Company’s other directors who are not officers, employees or paid consultants and advisors of Niska Gas Storage Management LLC or its affiliates (“Eligible Directors”). Eligible Directors receive an annual cash retainer of $50,000 and restricted common units with a market value equal to $50,000 at the time of the award.  In addition, eligible Directors will receive $1,500 for each Board and committee meeting that they attend.  Directors serving as chairperson of committees of the Board are entitled to additional fees.  Directors will also receive reimbursement for out-of-pocket expenses associated with attending Board or committee meetings and director and officer liability insurance coverage.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NISKA GAS STORAGE PARTNERS LLC

Dated: June 10, 2011	By:	/s/ Jason A. Dubchak
		Name:	Jason A. Dubchak
		Title:	Vice President, General Counsel &
Corporate Secretary